As filed with the Securities and Exchange Commission on January 27, 2022

File No. 024-11742

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

(Amendment No. 2)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

MASTERWORKS 105, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

225 Liberty St., 29th Floor

New York, New York 10281

Phone: (203) 518-5172

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Joshua B. Goldstein

General Counsel and Secretary

Masterworks 105, LLC

225 Liberty St., 29th Floor

New York, New York 10281

Phone: (203) 518-5172

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Phone: (561) 514-0936

Fax: (561) 514-0832

7380	87-3714002
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

EXPLANATORY NOTE

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission on December 6, 2021, which was amended and restated on Form 1A/A on January 24, 2022 (“Amendment No. 1”). This “exhibits only” amendment is filed solely to correct a scrivener’s error in Amendment No. 1, Part III, Exhibit 12.1, the Opinion of ANTHONY L.G., PLLC. The number of Masterworks 105, LLC’s membership interests in the form of Class A ordinary shares being offered was erroneously stated in the first paragraph of the opinion filed. On January 27, 2022, ANTHONY L.G., PLLC issued a revised opinion, Exhibit 12.1 hereto, correctly stating that the number of Class A ordinary shares offered is up to 158,200.

PART III – EXHIBITS

Index to Exhibits

Exhibit
No.	Exhibit Description

1.1	Form of Engagement Letter and Agreement Among Co-Managers.*

2.1	Certificate of Formation of Masterworks 105, LLC filed with Delaware Secretary of State on November 17, 2021.*

2.2	Form of Second Amended and Restated Operating Agreement of Masterworks 105, LLC. *

4.1	Form of Subscription Agreement for Regulation A Offering.*

6.1	Form of Administrative Services Agreement. *

6.2	Form of Intercompany Agreement.*

6.3	Form of Art Purchase Agreement of Terms and Conditions of Sale.*

10.1	Power of Attorney.*

11.1	Consent of ANTHONY L.G., PLLC (included in Exhibit 12.1).**

12.1	Opinion of ANTHONY L.G., PLLC dated January 27, 2022**

13.1	Testing the Waters Materials.*

13.2	Testing the Waters Materials.*

* Previously filed

** Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Amendment No.2 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 2022.

MASTERWORKS 105, LLC

By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
General Counsel and Secretary

Pursuant to the requirements of Regulation A, this Amendment No.2 to Form 1-A has been signed by the following persons in the capacities indicated on January 27, 2022.

Name	Title

*	Chief Executive Officer of Masterworks 105, LLC
Nigel S. Glenday	(Principal Executive Officer)

*	Chief Financial Officer and Member of the Board of Managers of Masterworks 105, LLC
Nigel S. Glenday	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joshua B. Goldstein	General Counsel,
Joshua B. Goldstein	Secretary and Member of the Board of Managers of Masterworks 105, LLC

*	Member of Board of Managers;
Eli D. Broverman	Independent Manager of Masterworks 105, LLC

*By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
Attorney-in-fact